EXHIBIT 10.20




                     ENRON OIL & GAS COMPANY
           DIRECTOR STOCK OPTION AGREEMENT AND GRANT


     AGREEMENT made as of the 19th day of July, 1999, between ENRON OIL & GAS COMPANY, a Delaware corporation (the "Company") and _________________, Director of the Enron Gas & Oil Trinidad
Limited Board of Directors (the "Director").

     WHEREAS the Company having determined that its interest will be advanced by providing an incentive to the Director to share in its success, with added incentive to perform his duties as a director of the Company effectively for and in the Company's interest,

     NOW, THEREFORE, in consideration thereof and of the covenants hereafter set forth, and for other good and valuable consideration, the parties hereby agree as follows:

     1. Grant of Option. The Company hereby irrevocably grants to Director, effective on the date hereof, the right and option ("Option") to purchase all or any part of an aggregate of 3,500 Shares, as a matter of separate agreement and not as part of any plan or program maintained for the benefit of employees of the Company. This Option shall not be treated as an incentive shares option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Purchase Price. The purchase price of Shares purchased pursuant to the exercise of this Option shall be $19.75 per Share, which has been determined to be not less than the Fair Market Value of a Share at the date of grant of this Option.

     3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company, at any time and from time to time after the date of grant hereof, but this Option shall not be exercisable for more than a percentage of the aggregate number of Shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise ("vested shares"), in accordance with the following schedule:

                                              Percentage of Shares
                    Number of Full Years      That May Be Purchased

       Less than    1 year                             0%
                    1 year                             50%
                    2 years or more                   100%




     This Option is not transferable by Director otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414 of the Code or Section 206 of the Employee Retirement Income Security Act, as amended, and may be exercised only by Director (or Director's guardian or legal representative) during Director's lifetime and while Director remains a member of the Board of Directors of Enron Gas & Oil Trinidad limited (the "EGOT Board"), except that:

          (a) If Director's membership on the EGOT Board terminates voluntarily by Director, this Option may be exercised by Director at any time during the period of three months following such termination, or by Director's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director's death if Director dies during such three-month period, but in each case only as to the number of Shares Director was entitled to purchase hereunder upon exercise of this Option as of the date Director's membership on the EGOT Board so terminates.

          (b) If Director's membership on the EGOT Board terminates by reason of disability, all unvested shares will vest, and this Option may be exercised in full by Director (or Director's guardian or legal representative or Director's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the period of three years following such termination. As used herein, "disability" shall mean the inability to perform the duties and services as a director of the Company by reason of a medically determinable physical or mental impairment supported by medical evidence which in the opinion of the EGOT Board can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months.

          (c)  If Director dies while a member of the EGOT
     Board, all unvested shares will vest, and the Director's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director, may exercise this Option in full at any time during the period of three years following the date of Director's death.

          (d) If Director's membership on the EGOT Board terminates by reason of retirement, all unvested shares will vest, and this Option may be exercised in full by Director (or Director's guardian or legal representative or Director's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the period of three years following such termination. As used herein, "retirement" shall mean a) termination from the EGOT Board after at least five (5) years of service and attainment of at least age 65 for Directors who are not employees of the Company or any of its affiliates or b) as defined in the Enron Corp. 1991 Stock Plan for Directors who are employees of the Company or any of its affiliates.

          (e) If Director's membership on the EGOT Board terminates for any reason other than as described in
     (a), (b), (c) or (d) above, unless Director is removed for cause, this Option may be exercised in full by Director at any time during the period of three months following such termination, or by Director's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director's death if Director dies during such three-month period. For purposes of this Agreement, "cause" shall mean Director's gross negligence or willful misconduct in performance of his duties as a director, or Director's final conviction of a felony or of a misdemeanor involving moral turpitude.


     This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of Shares as to which this Option is exercised shall be paid in full at the time of exercise (A) in cash (including check, bank draft or money order payable to the order of the Company), (B) by delivering to the Company Shares having a Fair Market Value equal to the purchase price, or (C) any combination of cash or Shares. No fraction of a Share shall be issued or delivered by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance or delivery and acceptance of only whole Shares. Unless and until a certificate or certificates representing such Shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option in the event of Director's death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to Shares acquirable upon an exercise of this Option.

     4. Withholding of Tax. To the extent that the exercise of this Option or the disposition of Shares acquired by exercise of this Option results in compensation income to Director for federal or state income tax purposes, Director shall deliver to the Company at the time of such exercise or disposition such amount of money or Shares as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Director fails to do so, the Company is authorized to withhold from any cash or Shares remuneration then or thereafter payable to Director any tax required to be withheld by reason of such resulting compensation income.

     5.   Status of Shares.   The Company intends to register for
issuance under the Securities Act of 1933, as amended (the "Act"), the Shares acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of Shares acquirable upon exercise of this Option will be delayed until registration of such Shares is effective or an exemption from registration under the Act is available. In the event exemption from registration under the Act is available upon an exercise of this Option, Director (or the person permitted to exercise this Option in the event of Director's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

     Director agrees that the Shares which Director may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Director also agrees (i) that the certificates representing the Shares purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Shares purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares purchased under this Option.


     6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

     7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, all as of the day and year first above written.


                         ENRON OIL & GAS COMPANY



                         By: __________________


                             __________________
                                  Director